EXHIBIT 99.1

S83-138 : bjw	Exclusive Agreement	9/30/2004

EXCLUSIVE AGREEMENT

This Agreement between THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY (“Stanford”), an institution of higher education having powers under the laws of the State of California, and BioVest International, Inc. (“BioVest”), a corporation having a principal place of business at 8500 Evergreen Boulevard NW, Minneapolis, MN 55433, is effective on the 17 day of September, 2004 (“Effective Date”).

1	BACKGROUND

1.1	Stanford has certain rights to biological material, specifically hybridoma cell lines known as K6H6/B5 and 1D12 developed in the laboratory of Dr. Ronald Levy, and are described in Stanford Docket S83-138. The invention was made in the course of research supported by the National Institutes of Health. Stanford wants to have the invention perfected and marketed as soon as possible so that resulting products may be available for public use and benefit.

1.2	BioVest wishes to acquire a license to use the aforementioned biological materials for commercial purposes to develop personalized vaccines for the treatment of B and T cell neoplasms.

2	DEFINITIONS

2.1	“Exclusive” means that, subject to Articles 3 and 5, Stanford will not grant further licenses in the Licensed Field of Use in the Licensed Territory.

2.2	“Biological Materials” means the K6H6/B5 and/or 1D12 cell lines.

2.3	“Licensed Field of Use” means the use of the Biological Materials to generate a series of personalized vaccines for the treatment of B and T cell neoplasms.

2.4	“FDA Approval” means the approval by the United States Food and Drug Administration of an application by BioVest to sell a vaccine made using the Biological Materials.

2.5	“Research Purpose(s)” means any non-commercial use of the Biological Materials for in-vitro and/or non-human animal in vivo research purposes where no payment or other compensation (other than payments for research) is received from third parties. Except as provided herein, Research Purpose(s) specifically excludes the sale or transfer of the Biological Materials.

2.6	“Licensed Territory” means worldwide.

2.7	“Running Royalty” means payments made based on receipt of monies by BioVest for commercial sale of vaccines made using the Biological Materials

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2.8	“Stanford Indemnitees” means Stanford and Stanford Hospitals and Clinics, and their respective trustees, officers, employees, students, and agents.

3	GRANT

3.1	Grant. Subject to the terms and conditions of this Agreement, Stanford grants BioVest a license to the Biological Materials in the Licensed Field of Use to make, have made, use, import, offer to sell and sell Licensed Product in the Licensed Territory.

3.2	Exclusivity. The license is Exclusive, including the right to sublicense under Article 4, in the Licensed Field of Use beginning on September 17, 2004, and ending on September 17, 2019.

3.3	Retained Rights. Stanford retains the right, on behalf of itself and all other non- profit academic research institutions, to use Biological Material for any non-profit purpose, including sponsored research and collaborations. Stanford and any such other institution has the right to publish any information relating to the Biological Material.

4	SUBLICENSING

4.1	Permitted Sublicensing. BioVest has the right to transfer or sublicense the Biological Materials to collaborators in the Field of Use for purposes of carrying out this Agreement.

4.2	Sublicense Requirements. Any sublicense:

(A)	is subject to this Agreement;

(B)	will reflect that any sublicensee will not further sublicense;

(C)	will expressly include the provisions of Articles 9, 10 and 11 for the benefit of Stanford; and

(D)	will require the transfer of all obligations, including the payment of royalties specified in the sublicense, to Stanford or its designee, if this Agreement is terminated.

4.3	Copy of Sublicenses. BioVest will submit to Stanford a copy of each sublicense.

5	GOVERNMENT RIGHTS

This Agreement is subject to Title 35 Sections 200-204 of the United States Code. Among other things, these provisions provide the United States Government with nonexclusive rights in the Licensed Patent. They also impose the obligation that Licensed Product sold or produced in the United States be “manufactured substantially in the United States.” BioVest will ensure all obligations of these provisions are met.

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6	DILIGENCE

6.1	Milestones. Because the invention is not yet commercially viable as of the Effective Date, BioVest will diligently develop, manufacture, and sell Licensed Product and will diligently develop markets for Licensed Product. In addition, BioVest will meet the milestones shown in paragraph 7.3, and notify Stanford in writing as each milestone is met.

6.2	Progress Report. By March 1 of each year, BioVest will submit a written annual report to Stanford covering the preceding calendar year. The report will include information sufficient to enable Stanford to satisfy reporting requirements of the U.S. Government and for Stanford to ascertain progress by BioVest toward meeting this Agreement’s diligence requirements. Each report will describe, where relevant: BioVest’s progress toward commercialization of Licensed Product, including work completed, key scientific discoveries, summary of work-in-progress, current schedule of anticipated events or milestones, market plans for introduction of Licensed Product, and significant corporate transactions involving Licensed Product.

7	ROYALTIES

7.1	Issue Royalty. BioVest will pay to Stanford a noncreditable, nonrefundable license issue royalty of $15,000.00 within 30 days of execution of this Agreement. In addition, BioVest agrees to supply Dr. Levy with up to 100milligrams of products (master cell bank for each of the cell lines with documentation required for IND submissions, and purified 1D12 antibody) for his research and the opportunity to be included as a clinical trail site.

7.2	License Maintenance Fee. Beginning September 17, 2005, and each September 17, thereafter, BioVest will pay Stanford a yearly license maintenance fee of $10,000.00. Yearly maintenance payments are nonrefundable, but they are creditable each year as described in Section 7.4

7.3	Milestone Payment. BioVest will pay to Stanford a non-creditable, nonrefundable milestone payment of $100,000.00 within 1 year after FDA Approval of a vaccine manufactured using the Biological Materials or 5 years from the signing of the Agreement, whichever is earlier.

7.4	Running Royalty. Following FDA approval, BioVest will pay Stanford a Running Royalty of the higher of $50.00 per patient or 0.050% of the amount received by BioVest for each patient treated for a B or T cell neoplasm with a vaccine made using the Biological Materials. The Running Royalty will be creditable against the License Maintenance Fee.

7.5	Creditable Payments. The license maintenance fee for a year may be offset against Running Royalty payments due occurring in that year.

For example:

(A)	if BioVest pays Stanford a $10 maintenance payment for year Y, and according to Section 7.4 $15 in Running Royalties are due Stanford for in

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year Y, BioVest will only need to pay Stanford an additional $5 for that year’s earned royalties.

(B)	if BioVest pays Stanford a $10 maintenance payment for year Y, and according to Section 7.4 $3 in Running rRoyalties are due Stanford in year Y, BioVest will not need to pay Stanford any Running Royalty payment for that year. BioVest will not be able to offset the remaining $7 against a future year’s Running Royalties.

7.6	Currency. BioVest will calculate the royalty on sales in currencies other than U.S. Dollars using the appropriate foreign exchange rate for the currency quoted by the Bank of America (San Francisco) foreign exchange desk, on the close of business on the last banking day of each calendar quarter. BioVest will make royalty payments to Stanford in U.S. Dollars.

7.7	Non-U.S. Taxes. BioVests will pay all non-U.S. taxes related to royalty payments. These payments are not deductible from any payments due to Stanford.

7.8	Interest. Any payments not made when due will bear interest at the lower of (a) the Prime Rate published in the Wall Street Journal plus 200 basis points or (b) the maximum rate permitted by law.

8	ROYALTY REPORTS, PAYMENTS, AND ACCOUNTING

8.1	Quarterly Earned Royalty Payment and Report. Beginning with the first sale of a Licensed Product, BioVest will submit to Stanford a written report (even if there are no sales) and an earned royalty payment within 30 days after the end of each calendar quarter. With each report BioVest will include any earned royalty payment due Stanford for the completed calendar quarter (as calculated under Section 7.4.)

8.2	Termination Report. BioVest will pay to Stanford all applicable royalties and submit to Stanford a written report within 90 days after the license terminates. BioVest will continue to submit earned royalty payments and reports to Stanford after the license terminates, until all Licensed Products made or imported under the license have been sold.

8.3	Accounting. BioVest will maintain records showing manufacture, importation, sale, and use of a Licensed Product for 7 years from the date of sale of that Licensed Product. Records will include general-ledger records showing cash receipts and expenses, and records that include: production records, customers, invoices, serial numbers, and related information in sufficient detail to enable Stanford to determine the royalties payable under this Agreement.

8.4	Audit by Stanford. BioVest will allow Stanford or its designee to examine BioVest’s records to verify payments made by BioVest under this Agreement.

8.5	Paying for Audit. Stanford will pay for any audit done under Section 8.4. But if the audit reveals an underreporting of earned royalties due Stanford of 5% or more for the period being audited, BioVest will pay the audit costs.

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8.6	Self-audit. BioVest will conduct an independent audit of sales and royalties at least every 2 years if annual sales of Licensed Product are over $5,000,000. The audit will address, at a minimum, the amount of gross sales by or on behalf of BioVest during the audit period, the amount of funds owed to Stanford under this Agreement, and whether the amount owed has been paid to Stanford and is reflected in the records of the BioVest. BioVest will submit the auditor’s report promptly to Stanford upon completion. BioVest will pay for the entire cost of the audit.

9	EXCLUSIONS AND NEGATION OF WARRANTIES

9.1	Negation of Warranties. Stanford provides BioVest the rights granted in this Agreement AS IS and WITH ALL FAULTS. Stanford makes no representations and extends no warranties of any kind, either express or implied. Among other things, Stanford disclaims any express or implied warranty:

(A)	of merchantability, of fitness for a particular purpose,

(B)	of non-infringement or

(C)	arising out of any course of dealing.

10	INDEMNITY

10.1	Indemnification. BioVest will indemnify, hold harmless, and defend all Stanford Indemnitees against any claim of any kind arising out of or related to the exercise of any rights granted BioVest under this Agreement or the breach of this Agreement by BioVest.

10.2	No Indirect Liability. Stanford is not liable for any special, consequential, lost profit, expectation, punitive or other indirect damages in connection with any claim arising out of or related to this Agreement, whether grounded in tort (including negligence), strict liability, contract, or otherwise.

10.3	Workers’ Compensation. BioVest will comply with all statutory workers’ compensation and employers’ liability requirements for activities performed under this Agreement.

10.4

Insurance. During the term of this Agreement, BioVest will maintain Comprehensive General Liability Insurance, including Product Liability Insurance, with a reputable and financially secure insurance carrier to cover the activities of BioVest and its sublicensees. The insurance will provide minimum limits of liability of $5,000,000 and will include all Stanford Indemnitees as additional insureds. Insurance must cover claims incurred, discovered, manifested, or made during or after the expiration of this Agreement and must be placed with carriers with ratings of at least A-as rated by A.M. Best. Within 15 days of the Effective Date of this Agreement, BioVest will furnish a Certificate of Insurance evidencing primary coverage and additional insured requirements. BioVest will provide to

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Stanford 30 days prior written notice of cancellation or material change to this insurance coverage. BioVest will advise Stanford in writing that it maintains excess liability coverage (following form) over primary insurance for at least the minimum limits set forth above. All insurance of BioVest will be primary coverage; insurance of Stanford and Stanford Hospitals and Clinics will be excess and noncontributory.

11	STANFORD NAMES AND MARKS

BioVest will not identify Stanford in any promotional statement, or otherwise use the name of any Stanford faculty member, employee, or student, or any trademark, service mark, trade name, or symbol of Stanford or Stanford Hospitals and Clinics, including the Stanford name, unless BioVest has received Stanford’s prior written consent. Permission may be withheld at Stanford’s sole discretion.

12	TERMINATION

12.1	Termination by BioVest. BioVest may terminate this Agreement by giving Stanford written notice at least 30 days in advance of the effective date of termination selected by BioVest.

12.2	Termination by Stanford. Stanford may terminate this Agreement if BioVest is in breach of any provision hereof; and BioVest fails to remedy any such breach within 30 days after written notice thereof by Stanford.

12.3	Surviving Provisions. Surviving any termination or expiration are:

(A)	BioVest’s obligation to pay royalties accrued or accruable;

(B)	any claim of BioVest or Stanford, accrued or to accrue, because of any breach or default by the other party; and

(C)	BioVest shall destroy all Biological Materials and Licensed Products in its possession, and shall provide written evidence of said destruction, except that BioVest is allowed to use the Biological Materials for any patient with on going therapy with a vaccine made using the Biological Material where therapy is started before the termination of the Agreement.

(D)	the provisions of Articles 9, 10, and 11 and any other provision that by its nature is intended to survive.

13	ASSIGNMENT

13.1	Permitted Assignment by BioVest. Subject to Section 13.3, BioVest may assign this Agreement as part of a sale, regardless of whether such a sale occurs through an asset sale, stock sale, merger or other combination, or any other transfer of:

(A)	BioVest’s entire business; or

(B)	that part of BioVest’s business that exercises all rights granted under this Agreement.

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13.2	Any Other Assignment by BioVest. Any other attempt to assign this Agreement by BioVest is null and void.

13.3	Conditions of Assignment. Prior to any assignment, the following conditions must be met:

(A)	BioVest must give Stanford 30 days prior written notice of the assignment, including the new assignee’s contact information; and

(B)	the new assignee must agree in writing to Stanford to be bound by this Agreement; and

(C)	Stanford must have received a $100,000.00 assignment fee.

13.4	After the Assignment. Upon a permitted assignment of this Agreement pursuant to Section 13.1, BioVest will be released of liability under this Agreement and the term “BioVest” in this Agreement will mean the assignee.

14	ARBITRATION

14.1	Dispute Resolution by Arbitration. Any dispute between the parties regarding any payments made or due under this Agreement will be settled by arbitration in accordance with the Licensing Agreement Arbitration Rules of the American Arbitration Association. There parties are not obligated to settle any other dispute that may arise under this Agreement by arbitration.

14.2	Request for Arbitration. Either party may request such arbitration. Stanford and BioVest will mutually agree in writing on a third party arbitrator within 30 days of the arbitration request. The arbitrator’s decision will be final and nonappealable and may be entered in any court having jurisdiction.

14.3	Discovery. The parties will be entitled to discovery as if the arbitration were a civil suit in the California Superior Court. The arbitrator may limit the scope, time, and issues involved in discovery.

14.4	Place of Arbitration. The arbitration will be held in Stanford, California unless the parties mutually agree in writing to another place.

15	NOTICES

All notices under this Agreement are deemed fully given when written, addressed, and sent as follows:

All general notices to BioVest are mailed to:

James McNulty, CPA

BioVest International Inc.

5310 Cypress Center Drive #101

Tampa FL 33609

jamcnulty@biovest.com

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All financial invoices to BioVest (i.e., accounting contact) are e-mailed to:

James McNulty, CPA

Bio Vest International Inc.

5310 Cypress Center Drive #101

Tampa FL 33609

jamcnulty@biovest.com

All progress report invoices to BioVest (i.e., technical contact) are e-mailed to:

Mark Hirschel, Ph.D.

BioVest International, Inc.

8500 Evergreen Blvd. NW

Minneapolis MN 55433

mhirschel@biovest.com

All general notices to Stanford are e-mailed or mailed to:

Office of Technology Licensing

1705 El Camino Real

Palo Alto, CA 94306-1106

info@otlmail.Stanford.edu

All payments to Stanford are mailed to:

Stanford University

Office of Technology Licensing

Department #44439

P.O. Box 44000

San Francisco, CA 94144-4439

All progress reports to Stanford are e-mailed or mailed to:

Office of Technology Licensing

1705 El Camino Real

Palo Alto, CA 94306-1106

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info@otlmail.Stanford.edu

Either party may change its address with written notice to the other party.

16	MISCELLANEOUS

16.1	Waiver. No term of this Agreement can be waived except by the written consent of the party waiving compliance.

16.2	Choice of Law. This Agreement and any dispute arising under it is governed by the laws of the State of California, United States of America, applicable to agreements negotiated, executed, and performed within California.

16.3	Exclusive Forum. The state and federal courts having jurisdiction over Stanford, California, United States of America, provide the exclusive forum for any court action between the parties relating to this Agreement. BioVest submits to the jurisdiction of such courts, and waives any claim that such a court lacks jurisdiction over BioVest or constitutes an inconvenient or improper forum.

16.4	Headings. No headings in this Agreement affect its interpretation.

The parties execute this Agreement in duplicate originals by their duly authorized officers or representatives.

THE BOARD OF TRUSTEES OF THE LELAND

STANFORD JUNIOR UNIVERSITY

Signature	/s/ Katherine Ku

Name	Katherine Ku

Title	Director, Technology Licensing

Date	October 6, 2004

BIOVEST INTERNATIONAL, INC.

Signature	/s/ Steve Arikian

Name	STEVE ARIKIAN

Title	CHAIRMAN

Date	October 6, 2004

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